EXHIBIT 14

                                 CODE OF ETHICS

In my role as Chief Executive Officer of Olympic Cascade Financial Corporation (the "Company"), I certify to you that I adhere to and advocate the following principles and responsibilities governing my business and ethical conduct:

To the best of my knowledge and ability:

         1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and business relationships.

         2. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable, which I understand the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

         3. I comply with rules and regulations of federal, state, and local governments and other appropriate private and public regulatory agencies.

         4.       I act with good faith, responsibly,  with due care, competence
                  and  diligence  without  misrepresenting   material  facts  or
                  allowing my independent judgment to be subordinated.

         5. I respect the confidentiality of information acquired in the course of my work except for disclosure when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

         6. I share knowledge and maintain skills important and relevant to my constituents needs.

         7. I proactively promote ethical behavior as a responsible party among peers in my work environment.

         8. I achieve responsible use of and control over all assets and resources employed or entrusted to me.

         9.       I am accountable for adherence to this code of ethics.


                                                         /s/ Mark Goldwasser
                                                         -----------------------
                                                         Mark Goldwasser
                                                         Chief Executive Officer
                                                         December 29, 2003

                                 CODE OF ETHICS

In my role as Acting Chief Financial Officer of Olympic Cascade Financial Corporation (the "Company"), I certify to you that I adhere to and advocate the following principles and responsibilities governing my business and ethical conduct:

To the best of my knowledge and ability:

         1. I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and business relationships.

         2. I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable, which I understand the Company files with, or submits to, the Securities and Exchange Commission and in other public communications made by the Company.

         3. I comply with rules and regulations of federal, state, and local governments and other appropriate private and public regulatory agencies.

         4.       I act with good faith, responsibly,  with due care, competence
                  and  diligence  without  misrepresenting   material  facts  or
                  allowing my independent judgment to be subordinated.

         5. I respect the confidentiality of information acquired in the course of my work except for disclosure when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

         6. I share knowledge and maintain skills important and relevant to my constituents needs.

         7. I proactively promote ethical behavior as a responsible party among peers in my work environment.

         8. I achieve responsible use of and control over all assets and resources employed or entrusted to me.

         10.      I am accountable for adherence to this code of ethics.


                                                  /s/ Robert H. Daskal
                                                  ------------------------------
                                                  Robert H. Daskal
                                                  Acting Chief Financial Officer
                                                  December 29, 2003